                                                                    Exhibit 99.1


                                                                 [LOGO] National
                                                                        Steel
________________________________________________________________________________
                                                      National Steel Corporation
                                                      4100 Edison Lakes Parkway
                                                      Mishawaka, IN 46545-3440
                                                      Phone: (219) 273-7000

NEWS RELEASE
------------
Media Contact:        Dorothy Mincy
                      (219) 273-7560

Analyst and           William E. McDonough
Investor Contact:     (219) 273-7414

               NATIONAL STEEL ANNOUNCES THIRD QUARTER 2001 RESULTS

Mishawaka, IN, October 24, 2001 - National Steel Corporation today reported a net loss of $152.8 million, or $3.70 per diluted common share, for the third quarter of 2001. This compares to a net loss of $57.3 million, or $1.39 per diluted common share, reported for the third quarter of 2000. Net sales for the quarter decreased approximately 8.1% to $637.0 million on shipments of 1,512,000 tons as compared to sales of $693.1 million on shipments of 1,410,000 tons during the same quarter in 2000. The Company's average selling price of $397 per ton, down $71 per ton from the third quarter of 2000, continues to be negatively impacted by the severe economic downturn and its impacts on the markets that the Company serves. The third quarter 2001 operating loss of $116 million was negatively impacted by a $10.9 million charge related to the write-off of a portion of a new computer system.

For the nine months ended September 30, 2001, the Company reported a net loss of $371.8 million, or $9.00 per diluted common share, on sales of $1,899.6 million. This compares to a reported net loss of $46.4 million, or $1.12 per diluted common share, on sales of $2,327.3 million for the same period of 2000. Steel shipments have decreased 313,000 tons, or 6.5%, for the first nine months of 2001. Average selling prices have declined $63 per ton, or 13.6%, over the same time period. Aggressive cost reductions in the areas of headcount reductions, overtime reductions, lower costs associated with materials and supplies and yield improvements totaled $108 million through September 30, 2001, as compared to the same period of last year. This is slightly ahead of the stated target of $100 million in cost reductions for the full year 2001.

"Although our steel shipments were higher than the year earlier quarter, demand for our value-added products in the automotive and construction markets weakened during the third quarter 2001. We continue to manage what is under our control, reducing our costs, lowering our inventory levels and maintaining adequate liquidity in the face of these severe economic times", said Hisashi Tanaka, Chairman and CEO.

                        Financial Position and Liquidity

Total liquidity from cash and available short-term credit facilities amounted to $160 million at September 30, 2001, as compared to $152 million at June 30, 2001. On September 28, 2001 the Company closed on a new $450 million credit facility secured by its accounts receivable and inventories. This replaces the separate accounts receivable and inventory facilities that the Company had utilized in the past. This new facility increases borrowing availability by approximately $100 million from the old facilities. During the quarter the Company utilized an additional $92 million, including the remaining $25 million available under the $100 million NUF credit facility. Total borrowings under all facilities amounted to $368 million at September 30, 2001. Capital expenditures for the quarter amounted to $9.8 million, bringing the total spending on capital additions to $40.9 million for the year. This is $135.4 million lower than the prior year.

                                     Outlook

The Company believes that the market for its products will remain weak during the fourth quarter of 2001. On October 18, 2001, the Company announced that it was temporarily idling the A blast furnace at its Great Lakes operations and extending a planned maintenance outage at National Steel Pellet Company in an effort to more closely match production with forecasted demand. These outages will allow the Company to reduce both finished goods and raw materials inventory levels during the fourth quarter, positively impacting its cash usage. Additionally, the Company believes that it will see further cost improvements due to its aggressive cost reduction initiatives. Capital spending will remain at low levels, with a $14 million spending forecast for the fourth quarter. The Company believes that its future liquidity will be affected by sources of financing, possible asset sales, operating performance and overall economic conditions.

                                  Other Matters

The Company was pleased by the announcement of the International Trade Commission's ("ITC") affirmative injury ruling on flat rolled steel products in the Section 201 trade case. "We applaud the ITC and the Bush Administration for their investigation and feel that quick, strong actions in the coming months are needed to ensure the long-term viability of the domestic steel industry", said John Maczuzak, President and COO.

National Steel will be hosting a conference call to discuss third quarter 2001 results and the outlook for the fourth quarter 2001 on Thursday, October 25, 2001 at 2:00 p.m. ET. Investors and other interested parties are invited to listen to the conference call over the Internet at http://www.videonewswire.com/event.asp?id=1422 or you may go directly to our
----------------------------------------------
website at www.nationalsteel.com. To listen to the call, please go to the
           ---------------------
website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

All statements contained in this release, other than historical information, are forward-looking statements. A variety of factors could cause business conditions and the Company's actual results and experience to differ materially from those expected by the Company or expressed in the Company's forward-looking statements. Additional information concerning these factors is available in the Company's Form 10-K for the year ended December 31, 2000.

Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 8,700 employees. Please visit our website at www.nationalsteel.com
                                                           ---------------------
for more information on the Company and its products and facilities.

NATIONAL STEEL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(In Millions of Dollars, except per share data)
(Unaudited)

                                                                   Three Months                         Nine Months
                                                               Ended September 30,                  Ended September 30,
                                                          -----------------------------        -----------------------------
                                                              2001             2000                2001             2000
                                                          ------------     ------------        ------------     ------------
Net sales                                                 $      637.0     $      693.1        $    1,899.6     $    2,327.3

Cost of products sold                                            670.3            670.8             1,976.8          2,141.8
Selling, general and administrative expense                       30.6             34.2                98.6            108.9
Depreciation                                                      42.2             38.3               126.1            116.9
Equity (income) loss of affiliates                                (1.0)            (0.9)               (2.3)            (2.2)
Unusual items                                                     10.9               --               (17.1)              --
                                                          ------------     ------------        ------------     ------------
Loss from operations                                            (116.0)           (49.3)             (282.5)           (38.1)

                 Other (income) expense

Financing costs (net)                                             16.0             11.0                47.7             25.8
Net gain on disposal of non-core assets                           (0.9)              --                (2.4)           (15.1)
                                                          ------------     ------------        ------------     ------------
                                                                  15.1             11.0                45.3             10.7
                                                          ------------     ------------        ------------     ------------

Loss before income taxes, extraordinary item and
   cumulative effect of change in accounting principle          (131.1)           (60.3)             (327.8)           (48.8)

Income tax (credit)                                               19.7             (3.0)               59.2             (2.4)
                                                          ------------     ------------        ------------     ------------

Loss from continuing operations before extraordinary
----------------------------------------------------
   item and cumulative effect of change in accounting
   --------------------------------------------------
   principle                                                    (150.8)           (57.3)             (387.0)           (46.4)
   ---------

Extraordinary item (net of $0 tax)                                (2.0)              --                (2.0)              --
Cumulative effect of change in accounting principle (net
   of $0 tax)                                                       --               --                17.2               --
                                                          ------------     ------------        ------------     ------------

Net loss                                                  $     (152.8)    $      (57.3)       $     (371.8)    $      (46.4)
                                                          ============     ============        ============     ============

Basic loss per share:
Continuing operations                                     $      (3.65)    $      (1.39)       $      (9.37)    $      (1.12)
   Extraordinary item                                            (0.05)              --               (0.05)              --
   Cumulative effect of change in accounting principle              --               --                0.42               --
                                                          ------------     ------------        ------------     ------------
   Net loss                                               $      (3.70)    $      (1.39)       $      (9.00)    $      (1.12)
                                                          ============     ============        ============     ============

   Weighted average shares outstanding (in thousands)           41,288           41,288              41,288           41,288

Diluted loss per share:
Continuing operations                                     $      (3.65)    $      (1.39)       $      (9.37)    $      (1.12)
   Extraordinary item                                            (0.05)              --               (0.05)              --
   Cumulative effect of change in accounting principle              --               --                0.42               --
                                                          ------------     ------------        ------------     ------------
   Net loss                                               $      (3.70)    $      (1.39)       $      (9.00)    $      (1.12)
                                                          ============     ============        ============     ============
   Weighted average shares outstanding (in thousands)           41,288           41,288              41,288           41,288

       Dividends paid per common share outstanding                  --     $       0.07                  --     $       0.21
                                                          ============     ============        ============     ============

Operating Statistics (in thousands of tons):
   Shipments                                                     1,512            1,410               4,507            4,820
   Production                                                    1,568            1,494               4,673            4,891

NATIONAL STEEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Millions of Dollars)

                          September 30,         December 31,                                September 30,       December 31,
                              2001                  2000                                        2001                2000
                          -------------         ------------                                -------------       ------------
                           (Unaudited)                                                       (Unaudited)
Assets                                                                 Liabilities and
                                                                         Stockholders'
                                                                           Equity
Cash and cash             $         5.1         $        3.3           Current liabilities  $       591.4       $      589.1
equivalents
Receivables - net                 273.8                190.6           Long-term debt               770.6              523.3
Inventories                       476.8                522.8           Other long-term
Other                              20.6                 16.6               liabilities              756.9              735.1
Deferred tax assets                34.5                 34.5
                          -------------         ------------                                -------------       ------------
  Total current assets            810.8                767.8           Total Liabilities          2,118.9            1,847.5

Property, plant and
  equipment - net               1,419.3              1,517.0           Stockholders' Equity         342.1              717.7
Other assets                      230.9                280.4
                          -------------         ------------                                -------------       ------------

                          $     2,461.0         $    2,565.2                                $     2,461.0       $    2,565.2
                          =============         ============                                =============       ============

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions of Dollars)
(Unaudited)

                                                                    Nine Months Ended September 30,
                                                                      2001                  2000
                                                                ----------------      ----------------
                   Cash provided by (used in) operating
                    activities:
                    Net loss                                    $         (371.8)     $          (46.4)
                    Depreciation                                           126.1                 116.9
                    Deferred income taxes                                   59.0                  (3.4)
                    Extraordinary item                                       2.0                    --
                    Cumulative effect of change in
                      accounting principle                                 (17.2)                   --
                    Working capital items:
                      Receivables                                           12.1                  44.5
                      Receivables sold                                     (95.0)                 70.0
                      Inventories                                           46.0                 (28.5)
                      Accounts payable & accrued liabilities               (15.9)                 48.9
                    All other                                               36.2                 (46.4)
                                                                ----------------      ----------------
                                                                          (218.5)                155.6
                                                                ----------------      ----------------

                   Cash provided by (used in) investing
                    activities:
                    Purchases of property, plant
                      and equipment                                        (40.9)               (176.3)
                    Net proceeds from the sale of assets                     1.9                  16.9
                                                                ----------------      ----------------
                                                                           (39.0)               (159.4)
                                                                ----------------      ----------------

                   Cash provided by (used in) financing
                    activities:
                    Repayment of debt                                      (22.9)                (38.0)
                    Borrowings, net                                        282.2                    --
                    Common stock dividends                                    --                  (8.7)
                                                                ----------------      ----------------
                                                                           259.3                 (46.7)
                                                                ----------------      ----------------
                    Increase (decrease) in cash
                      and cash equivalents                                   1.8                 (50.5)

                    Cash and cash equivalents at
                      the beginning of the period                            3.3                  58.4
                                                                ----------------      ----------------

                    Cash and cash equivalents at
                      the end of the period                     $            5.1      $            7.9
                                                                ================      ================

                   Noncash Investing and Financing
                    Activities:

                    Purchase of equipment through capital
                      leases                                    $            3.1      $            7.9
                                                                ================      ================